Exhibit 99

Pall Corporation Reports Second Quarter Fiscal 2010 Results

Port Washington, NY (March 11, 2010) -- Pall Corporation (NYSE:PLL) today reported financial results for the second quarter ended January 31, 2010.

Sales and Earnings Overview

Sales for the second quarter were $560.4 million, an increase of 3.2% compared to the second quarter of fiscal year 2009. Sales in local currency (“LC”) decreased 2.8%. Foreign currency translation increased reported sales by $32.5 million or 6% in the quarter. Net earnings were $49.6 million, compared to $38.9 million in the second quarter of fiscal year 2009. Both diluted and pro forma earnings per share (“EPS”) were $0.42, compared to diluted EPS of $0.33 and pro forma EPS, excluding restructuring and other charges, of $0.38 last year. The estimated impact of foreign currency translation increased second quarter 2010 EPS by $0.04.

For the six months, diluted EPS were $0.98, compared to $0.68 a year earlier. Pro forma EPS, excluding restructuring and other charges as well as nonrecurring favorable items affecting interest expense and provision for income taxes (“Discrete Items”), were $0.82 compared to $0.78 last year. The estimated impact of foreign currency translation increased both measures of six month 2010 EPS by $0.06.

Eric Krasnoff, Chairman and CEO, stated, “Life Sciences continues its strong performance. Operating profit increased 27% in the quarter following a 38% increase in the first quarter. These results were driven by exceptional performance in BioPharmaceuticals.

In Pall Industrial, Energy, Water & Process Technologies and Aerospace & Transportation saw a sales decline in the quarter. Microelectronics came back solidly with a 15% sales increase (in local currency). Pall Industrial’s results have impeded growth in the first half of the year. Orders in many key submarkets have now started to rebound and we continue to expect Industrial sales will grow in the second half of this fiscal year. Orders are also building in the capital expenditure sensitive Energy, Water & Process Technologies markets. We are looking to fiscal 2011 for recovery in Aerospace & Transportation.

We are steadily executing plans to grow the top line and further strengthen Pall's overall financial performance. Productivity improvement programs continue to reduce costs while improving service to customers. Gross margins improved 350 basis points over last year, particularly reflecting favorable mix along with ongoing productivity enhancement efforts."

Life Sciences - Second Quarter Highlights

(Dollar Amounts in Thousands and Discussion of Sales and Orders Changes are in Local Currency)

				% CHANGE
Sales:	JAN. 31, 2010	JAN. 31, 2009	% CHANGE	IN LC
BioPharmaceuticals	$146,972	$128,135	14.7	8.2
Medical	100,451	96,887	3.7	(1.1)
Total Life Sciences segment	$247,423	$225,022	10.0	4.2

Gross profit	$143,430	$115,302
% of sales	58.0	51.2
Operating profit	$61,554	$48,602
% of sales	24.9	21.6

Within BioPharmaceuticals, consumables in the Pharmaceuticals submarket grew about 15% for the second consecutive quarter aided by demand for Pall’s single-use products in biotechnology manufacturing.

Within Medical, sales in the Blood Filtration submarkets grew slightly overall and better in Asia. This region has benefited from increasing adoption of universal leukoreduction.

The improvement in Life Sciences operating profit was primarily driven by favorable product, market and sales channel mix as well as the benefit of pricing increases and cost savings that outpaced inflation.

Industrial - Second Quarter Highlights

(Dollar Amounts in Thousands and Discussion of Sales and Orders Changes are in Local Currency)

				% CHANGE
Sales:	JAN. 31, 2010	JAN. 31, 2009	% CHANGE	IN LC
Energy, Water & Process Technologies	$194,240	$201,332	(3.5)	(10.6)
Aerospace & Transportation	57,771	66,388	(13.0)	(16.5)
Microelectronics	60,967	50,554	20.6	14.7
Total Industrial segment	$312,978	$318,274	(1.7)	(7.8)

Gross profit	$140,855	$141,047
% of sales	45.0	44.3
Operating profit	$30,230	$35,882
% of sales	9.7	11.3

Microelectronics sales increased almost 15% as the semiconductor industry is recovering. Growth in the Western Hemisphere and most of Asia was solid reflecting increased fab utilization rates and capital spending. Orders were up 45%.

Energy, Water & Process Technologies sales were impacted by the deferral of orders for large capital jobs over the last year, particularly in the Energy and Municipal Water submarkets. We are now seeing order growth in the Municipal Water, Food & Beverage and Industrial Manufacturing submarkets.

Within Aerospace & Transportation, the Commercial Aerospace submarkets declined almost 7% related to weakness in the regional and private jet markets. The Military Aerospace submarket sales decreased 27% reflecting deferrals in military spending. Sales to the Transportation submarket were down over 7%.

Pall Industrial’s gross margin improvement reflects favorable product mix. Ongoing cost reduction programs are mitigating inflation and the impact of volume reduction.

Conclusion

Mr. Krasnoff concluded, “Pall Industrial orders and backlog are growing and we expect a return to top line growth in the second half of the fiscal year. We expect overall BioPharmaceuticals sales growth rate to moderate for the remainder of this fiscal year due to timing of demand within the biotechnology market. Company-wide system sales are forecast to grow as capital spending ramps up.

Our prior EPS guidance for fiscal year 2010 forecast an earlier and stronger recovery for the Industrial markets and a benefit from foreign currency translation of $0.17. Applying an estimated benefit from foreign currency translation of $0.09 based on current exchange rates, we have retained the low end of our guidance at $1.95 and reduced the high end to $2.05 (excluding Discrete Items). Including the Discrete Items in the first half, EPS are expected to be in the $2.11 to $2.21 range.”

Conference Call

On Friday, March 12, 2010, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call will be webcast and individuals can access it at www.pall.com/investor. Listening to the webcast requires audio speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.

About Pall Corporation

Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing Total Fluid ManagementSM solutions to meet the critical needs of customers in biopharmaceutical; hospital, transfusion and veterinary medicine; energy and alternative energy; electronics; municipal and industrial water; aerospace; transportation and broad industrial markets. Together with our customers, we foster health, safety and environmentally responsible technologies. The Company’s engineered solutions enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.3 billion for fiscal 2009, is a S&P 500 company with more than 10,000 employees servicing customers worldwide. Pall has been named a top "green company" by Newsweek magazine. To see how Pall is helping enable a greener and more sustainable future, visit www.pall.com.

Forward-Looking Statements

The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for the second quarter of fiscal year 2010 are preliminary until the Company's Form 10-Q is filed with the Securities and Exchange Commission on March 12, 2010.

All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “anticipate”, “should”, “believe”, “estimate”, “expect”, “intend”, “plan”, “predict”, “potential” or similar expressions about matters that are not historical facts. Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the 2009 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including the impact of the uncertain global economic environment and the timing and strength of a recovery in the markets we serve, and the extent to which adverse economic conditions continue to affect our sales volume and results, demand for our products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices, and volatility in currency exchange rates and energy costs and other macro economic challenges currently affecting the Company, and the Company’s ability to successfully complete its business improvement initiatives that include integrating and upgrading its information systems and the effect of a serious disruption in the Company’s information systems on its business and results of operations. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	JAN. 31, 2010	JULY 31, 2009
Assets:

Cash and cash equivalents	$441,957	$414,011
Accounts receivable	518,296	561,063
Inventories	415,808	413,278
Other current assets	193,998	182,098
Total current assets	1,570,059	1,570,450

Property, plant and equipment, net	688,748	681,658
Other assets	584,645	588,704
Total assets	$2,843,452	$2,840,812

Liabilities and Stockholders' Equity:

Short-term debt	$143,418	$139,803
Accounts payable, income taxes and other current liabilities	518,481	577,587
Total current liabilities	661,899	717,390

Long-term debt	576,265	577,666
Deferred taxes and other non-current liabilities	423,450	431,158
Total liabilities	1,661,614	1,726,214

Stockholders' equity	1,181,838	1,114,598
Total liabilities and stockholders' equity	$2,843,452	$2,840,812

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in thousands, except per share data)

	SECOND QUARTER ENDED				SIX MONTHS ENDED
	JAN. 31, 2010		JAN. 31, 2009		JAN. 31, 2010		JAN. 31, 2009
Net sales	$560,401		$543,296		$1,107,340		$1,121,318
Cost of sales	276,116		286,947		552,857		585,578
Gross profit	284,285		256,349		554,483		535,740
% of sales	50.7%		47.2%		50.1%		47.8%
Selling, general and administrative expenses	187,012		167,084		363,670		347,590
% of sales	33.4%		30.8%		32.8%		31.0%
Research and development	18,639		17,419		35,888		36,352
Earnings before restructuring and other
charges, net ("ROTC"), interest expense,
net, and income taxes	78,634		71,846		154,925		151,798
% of sales	14.0%		13.2%		14.0%		13.5%
ROTC	572	(a)	8,747	(b)	4,629	(a)	16,922	(b)
Interest expense, net	5,694		6,553		3,088	(a)	15,979
Earnings before income taxes	72,368		56,546		147,208		118,897
Provision for income taxes	22,749		17,675		30,606	(a)	36,939	(b)
Net earnings	$49,619		$38,871		$116,602		$81,958

Earnings per share:
Basic	$0.42		$0.33		$0.99		$0.69
Diluted	$0.42		$0.33		$0.98		$0.68

Average shares outstanding:
Basic	117,875		118,428		117,749		118,931
Diluted	119,290		119,213		119,028		119,921

Net earnings as reported	$49,619		$38,871		$116,602		$81,958
ROTC, after pro forma tax effect	-		6,322	(b)	2,739	(a)	13,016	(b)
Interest adjustments, after pro forma tax effect	-		-		(7,499)	(a)	-
Tax adjustments	-		-		(14,188)	(a)	(1,426)	(b)
Pro forma earnings	$49,619		$45,193		$97,654		$93,548

Diluted earnings per share as reported	$0.42		$0.33		$0.98		$0.68
ROTC, after pro forma tax effect	-		0.05	(b)	0.02	(a)	0.11	(b)
Interest adjustments, after pro forma tax effect	-		-		(0.06)	(a)	-
Tax adjustments	-		-		(0.12)	(a)	(0.01)	(b)
Pro forma diluted earnings per share	$0.42		$0.38		$0.82		$0.78

(a) ROTC in the quarter and six months includes severance and other costs primarily related to the Company's cost reduction programs partly offset by receipt of insurance claim payments related to the previously reported matters that were under inquiry by the audit committee of the Company's board of directors.

Interest expense, net and provision for income taxes in the six months includes the reversal of accrued interest of $8,984 ($7,499 after pro forma tax effect) and income taxes payable of $14,188, principally related to the resolution of a foreign tax audit. Pro forma earnings exclude these items as they are deemed to be non-recurring in nature.

(b) ROTC in the quarter and six months includes severance and other costs related to the Company's cost reduction programs, professional fees related to the previously reported matters that were under inquiry by the audit committee of the Company’s board of directors, an increase to previously established environmental reserves, net of receipt of insurance claim payments, and the impairment of capitalized software development costs related to discontinued projects. ROTC in the six months also includes a charge related to the impairment of equity and debt investments held by the Company's benefits protection trust and a charge to write-off in process research and development acquired in the acquisition of GeneSystems, SA.

Provision for income taxes in the six months includes benefits related to the repatriation of earnings and newly enacted tax legislation. Pro forma earnings exclude these items as they are deemed to be non-recurring in nature.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	SIX MONTHS ENDED
	JAN. 31, 2010	JAN. 31, 2009
Net cash provided by operating activities	$156,008	$61,893

Investing activities:

Acquisitions, net of cash acquired	(8,984)	(37,214)
Capital expenditures	(63,459)	(58,387)
Other	(3,187)	(11,305)
Net cash used by investing activities	(75,630)	(106,906)

Financing activities:

Dividends paid	(33,913)	(30,814)
Notes payable and long-term borrowings	(1,815)	(63,636)
Purchase of treasury stock	(24,990)	(64,884)
Other	10,113	7,874
Net cash used by financing activities	(50,605)	(151,460)

Cash flow for period	29,773	(196,473)
Cash and cash equivalents at beginning of year	414,011	454,065
Effect of exchange rate changes on cash	(1,827)	(36,106)
Cash and cash equivalents at end of period	$441,957	$221,486

Free cash flow:
Net cash provided by operating activities	$156,008	$61,893
Less capital expenditures	63,459	58,387
Free cash flow	$92,549	$3,506

PALL CORPORATION
SUMMARY OPERATING PROFIT BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2010	JAN. 31, 2009	JAN. 31, 2010	JAN. 31, 2009
Life Sciences
Sales	$247,423	$225,022	$486,333	$445,351
Cost of sales	103,993	109,720	209,902	215,530
Gross profit	143,430	115,302	276,431	229,821
% of sales	58.0%	51.2%	56.8%	51.6%

Selling, general and administrative expenses	70,596	57,086	136,009	119,470
% of sales	28.5%	25.4%	28.0%	26.8%
Research and development	11,280	9,614	21,101	19,881
Operating profit	$61,554	$48,602	$119,321	$90,470
% of sales	24.9%	21.6%	24.5%	20.3%

Industrial
Sales	$312,978	$318,274	$621,007	$675,967
Cost of sales	172,123	177,227	342,955	370,048
Gross profit	140,855	141,047	278,052	305,919
% of sales	45.0%	44.3%	44.8%	45.3%

Selling, general and administrative expenses	103,266	97,360	202,064	198,460
% of sales	33.0%	30.6%	32.5%	29.4%
Research and development	7,359	7,805	14,787	16,471
Operating profit	$30,230	$35,882	$61,201	$90,988
% of sales	9.7%	11.3%	9.9%	13.5%

CONSOLIDATED:
Operating profit	$91,784	$84,484	$180,522	$181,458
General corporate expenses	13,150	12,638	25,597	29,660
Earnings before ROTC, interest and income taxes	78,634	71,846	154,925	151,798
ROTC	572	8,747	4,629	16,922
Interest expense, net	5,694	6,553	3,088	15,979
Earnings before income taxes	$72,368	$56,546	$147,208	$118,897

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
SECOND QUARTER ENDED	JAN. 31, 2010	JAN. 31, 2009	% CHANGE	IMPACT	CURRENCY
Life Sciences			|--------------Increase/(Decrease)-------------|
By Market:
BioPharmaceuticals	$146,972	$128,135	14.7	$8,306	8.2
Medical	100,451	96,887	3.7	4,616	(1.1)
Total Life Sciences	$247,423	$225,022	10.0	$12,922	4.2

By Geography:
Western Hemisphere	$91,720	$84,867	8.1	$376	7.6
Europe	117,754	107,676	9.4	9,594	0.4
Asia	37,949	32,479	16.8	2,952	7.8
Total Life Sciences	$247,423	$225,022	10.0	$12,922	4.2

Industrial
By Market:
Energy, Water & Process Technologies	$194,240	$201,332	(3.5)	$14,254	(10.6)
Aerospace & Transportation	57,771	66,388	(13.0)	2,349	(16.5)
Microelectronics	60,967	50,554	20.6	3,000	14.7
Total Industrial	$312,978	$318,274	(1.7)	$19,603	(7.8)

By Geography:
Western Hemisphere	$83,406	$100,065	(16.6)	$818	(17.5)
Europe	112,035	117,423	(4.6)	9,289	(12.5)
Asia	117,537	100,786	16.6	9,496	7.2
Total Industrial	$312,978	$318,274	(1.7)	$19,603	(7.8)

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
SIX MONTHS ENDED	JAN. 31, 2010	JAN. 31, 2009	% CHANGE	IMPACT	CURRENCY
Life Sciences			|--------------Increase/(Decrease) -------------|
By Market:
BioPharmaceuticals	$290,195	$256,058	13.3	$10,463	9.2
Medical	196,138	189,293	3.6	5,481	0.7
Total Life Sciences	$486,333	$445,351	9.2	$15,944	5.6

By Geography:
Western Hemisphere	$179,260	$166,183	7.9	$358	7.7
Europe	232,480	217,134	7.1	9,943	2.5
Asia	74,593	62,034	20.2	5,643	11.1
Total Life Sciences	$486,333	$445,351	9.2	$15,944	5.6

Industrial
By Market:
Energy, Water & Process Technologies	$388,729	$418,931	(7.2)	$17,896	(11.5)
Aerospace & Transportation	114,762	139,083	(17.5)	2,382	(19.2)
Microelectronics	117,516	117,953	(0.4)	5,067	(4.7)
Total Industrial	$621,007	$675,967	(8.1)	$25,345	(11.9)

By Geography:
Western Hemisphere	$163,034	$201,964	(19.3)	$747	(19.6)
Europe	228,026	249,520	(8.6)	9,994	(12.6)
Asia	229,947	224,483	2.4	14,604	(4.1)
Total Industrial	$621,007	$675,967	(8.1)	$25,345	(11.9)

###

Contact:
Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: piannucci@pall.com